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                                                                    Exhibit 5.01



November 23, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          RE: ADELPHIA COMMUNICATIONS CORPORATION POST-EFFECTIVE
              AMENDMENT NO. 2 TO FORM S-4 REGISTRATION STATEMENT ON FORM S-8.

Ladies and Gentlemen:

          We have acted as counsel to Adelphia Communications Corporation, a Delaware corporation ("Adelphia"), in connection with its Post-Effective Amendment No. 2 to Form S-4 Registration Statement on Form S-8 (the "Amendment"), filed under the Securities Act of 1933, as amended, relating to the registration of 1,284,557 of its shares of Class A Common Stock, par value $.01 (the "Shares"), issuable pursuant to the Century Communications Corp. 1993 Non-Employee Directors Stock Option Plan and the Century Communications Corp. 1994 Stock Option Plan (collectively, the "Plans") as a result of the merger of Century Communications Corp. with and into a wholly-owned subsidiary of Adelphia.

          In that connection, we have examined such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Certificate of Incorporation, as amended, and the Bylaws of Adelphia (as amended and restated). In the examination of such documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.

          Based upon the foregoing, we are of the opinion that:

          1. Adelphia has been duly organized and is validly existing as a corporation under the laws of the State of Delaware.

          2. The Shares, when issued and sold in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

          We hereby consent to the use of this opinion as an exhibit to the Amendment.

                              BUCHANAN INGERSOLL PROFESSIONAL CORPORATION

                              By: /s/ Carl E. Rothenberger, Jr.
                                  ---------------------------------------
                              One Oxford Centre
                              301 Grant Street, 20th Floor
                              Pittsburgh, PA  15219-1410
                              (412) 562-8800

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